Exhibit 10.2
AMENDMENT NO. 1
TO THE NACCO INDUSTRIES, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of December 1, 2007)
          NACCO Industries, Inc. hereby adopts this Amendment No. 1 to the NACCO Industries, Inc. Unfunded Benefit Plan (As Amended and Restated Effective as of December 1, 2007) (the “Plan”), to be effective as of January 1, 2008. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
          Article VII of the Plan is hereby amended by adding a new Section 7.03 to the end thereof, to read as follows:
     “SECTION 7.03. Additional Payments.
     (a) At the time described in clause (b) of this Section 7.03, the Company shall pay to the Participant who is a Covered Employee (i) an amount equal to the positive difference, if any, of I minus II (the “Income Tax Payment”), plus (ii) an additional amount such that, after payment by the Participant of all applicable federal, state and local income taxes and employment (e.g., FICA) taxes on the Income Tax Payment, the Participant will retain an amount equal to the Income Tax Payment (the “Gross-Up Payment”). For purposes of this Section 7.03:

I	=	The Participant’s federal, state and local income tax and employment (e.g., FICA) tax liability with respect to the payment of the amount described in Section 7.01(c)(i)(i) (the “Frozen Account Balance”); and

II	=	The amount of federal, state and local income tax employment (e.g., FICA) tax liability the Participant would have incurred with respect to the payment of the Participant’s Frozen Account Balance if the Frozen Account Balance had been paid to the Participant during the 2008 Plan Year.
For purposes of calculating the amounts described in I and II above and determining the Gross-Up Payment, the Covered Employee will be considered to pay (X) federal income taxes at the highest rate in effect in the applicable year and (Y) state and local income taxes at the highest rate in effect in the state or locality in which the applicable payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes. All determinations required to be made under this Section 7.03 shall be made by the Company in consultation with the Participant.

     (b) The payment described in paragraph (a) of this Section 7.03 shall be made at the same time as the payment described in Section 7.01(c)(i) or 7.01(c)(ii), whichever is applicable.”
EXECUTED this 11th day of November, 2008.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary

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